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                             PACCAR FINANCIAL CORP.

                          Medium-Term Notes, Series I

                             UNDERWRITING AGREEMENT



To each of the Underwriters                            September __, 1998
who are signatories hereto



Dear Sirs:

     PACCAR Financial Corp., a Washington corporation (the "Company"), proposes to sell its Medium-Term Notes, Series I (the "Securities") to each of you acting severally as an underwriter (each of you being referred to herein as an "Underwriter") in such principal amount or amounts as the Company and the purchasing Underwriter may agree upon from time to time. The Securities are to be issued pursuant to the indenture, dated as of December 1, 1983, as amended by the first supplemental indenture dated as of June 19, 1989 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee").

     SECTION 1.   REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants as of the date hereof, as of the date of each applicable Schedule hereinafter referred to and as of each applicable Closing Date hereinafter referred to, and as of the times referred to in Sections 6(e), 6(f) and 6(g) hereof (in each case a "Representation Date"), as follows:

          (i) A registration statement on Form S-3 with respect to the Securities has been prepared and filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (A) "Preliminary Prospectus" means each prospectus and amendments or supplements thereof (including all documents incorporated therein by reference) included in such registration statement before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (B) "Registration Statement" means such registration statement when it became effective under the Act, as from time to time amended or supplemented (including all documents incorporated therein by reference) provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Rules and Regulations (the "Rule 462(b) Registration Statement"), then, after such filing all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; (C) "Basic Prospectus" means the prospectus (including all documents incorporated therein


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      by reference) included in the Registration Statement; and (D)
      "Prospectus" means the Basic Prospectus, together with any prospectus amendments or supplements (including in each case all documents incorporated therein by reference) but excluding any amended or supplemented prospectus with respect to the offer and sale of debt securities other than the Securities, as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. For purposes of this Agreement, all references to the Preliminary Prospectus, Registration Statement, Basic Prospectus or Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (ii) The Company meets the requirements for use of Form S-3 under the Act; the Registration Statement (including all exhibits thereto) and each Prospectus conform, and will conform as of each applicable Representation Date, in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conforms, and will conform as of the applicable Representation Date, in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; the Registration Statement does not as of the date hereof, and will not as of each applicable Representation Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each Prospectus delivered to the applicable Underwriter(s) for use in connection with the Securities is identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and the Prospectus does not as of the date hereof, and will not as of each applicable Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty to any Underwriter as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for inclusion therein.

          (iii) The Company is not in violation of its corporate charter or by-laws or in default in the observance or performance of any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement, the Indenture and the Securities, and compliance by the Company with the provisions of the Securities and the Indenture, have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default in the observance or performance of, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company; and except as required by the Act, the Trust Indenture Act, the Exchange Act


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      and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Indenture or in connection with the sale of the Securities hereunder, the failure to obtain which consent, authorization or order or make which filing or registration would be material to the Company. The Company has no subsidiaries within the meaning of Rule 405 of the Rules and Regulations.

          (iv) From the dates as of which information is given in the Registration Statement and each Prospectus, and except as described therein or in any amendment or supplement thereto (A) there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company, (B) there has been no material transaction entered into by the Company other than those in the ordinary course of business, and (C) except as disclosed in the financial statements incorporated by reference in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock, and (D) there has been no amendment to the support agreement between the Company and PACCAR Inc ("PACCAR") as amended and restated under date of June 19, 1989.

          (v) Ernst & Young LLP, whose report appears in the Company's Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent public auditors as required by the Act and the Rules and Regulations.

          (vi) (A) The Indenture has been validly authorized, duly executed and delivered by the Company and constitutes the legally binding obligation of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States), (B) when Securities are sold pursuant hereto, they will have been validly authorized for issuance and sale pursuant to this Agreement and, upon delivery and payment therefor as provided in this Agreement and the Indenture, will be validly issued and outstanding, and will constitute legally binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to creditors' rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States), the Securities will be in a form previously certified to the Underwriters and contemplated by the Indenture and entitled to the benefits of the Indenture, and (C) the descriptions of the Securities and the Indenture contained in the Prospectus fairly present the information required with respect thereto in all material respects.


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          (vii)   PACCAR has been duly incorporated and is validly existing
      and in good standing under the laws of the State of Delaware; and the Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition, and has the power and authority necessary to own or hold its properties and to conduct the business in which it is presently engaged.

          (viii) Except as described in the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change in the financial condition, results of operations, business, property or prospects of the Company or which is required to be disclosed in the Registration Statement.

          (ix) The financial statements filed as part of the Registration Statement or included in any Preliminary Prospectus or Prospectus present, and will present as of each applicable Representation Date, fairly, the financial condition and results of operations of the Company, at the dates and for the periods indicated therein, and have been, and will be as of each applicable Representation Date, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein.

          (x) The documents incorporated by reference into any Preliminary Prospectus or Prospectus have been, and will be as of each applicable Representation Date, prepared by the Company in conformity in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and such documents have been, or will be as of each applicable Representation Date, timely filed as required thereby.

          (xi) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

          (xii) All the authorized, issued and outstanding capital stock of the Company has been duly authorized, is validly issued, fully paid and nonassessable and is owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance, except as described in the Prospectus.


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         (xiii)  The Company has all licenses for the conduct of its business, the failure to have which would have a material adverse effect on the Company.

         (xiv) The Medium-Term Note Program under which the Securities are issued (the "Program"), as well as the Securities, are rated [A1] by Moody's Investors Service, Inc. and [AA-1] by Standard & Poor's Rating Services, or such rating as to which the Company has have most recently notified the Agents pursuant to Section 3(e) hereof.

     (b) Any certificate signed by any officer of the Company and delivered to an Underwriter or to its counsel in connection with a sale of Securities to it shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby.

     SECTION 2.   PURCHASE AND SALE.

     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, from time to time the Company may agree to sell Securities to an Underwriter, and such Underwriter may agree to purchase Securities from the Company. Each such agreement shall incorporate the terms of this Agreement and shall be evidenced by the execution and delivery by the Company and the Underwriter of a schedule in the form of Exhibit A hereto appropriately completed to set forth the principal amount, interest rate(s) or manner of determining the interest rate(s), interest payment dates, purchase price of the Securities to be purchased and any other terms of the Securities and the purchase thereof (a "Schedule"). Such execution and delivery may be accomplished by exchange of telecopied facsimiles, by telex or by other mutually agreed means.
Securities to be purchased by an Underwriter are herein sometimes called the "Purchased Securities." Purchased Securities will be represented by a global certificate (the "Book-Entry Securities) registered in the name of the depositary (the "Depositary") specified in the Prospectus or by certificates issued in definitive form (the "Certificated Securities").

     Each delivery of and payment for Purchased Securities shall be made at the location, on the date and at the time specified in the applicable Schedule, which date and time may be postponed by agreement between the purchasing Underwriter and the Company (each such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of Certificated Securities shall be made to the Underwriter and delivery of Book-Entry Securities shall be made to the Trustee as agent for the Depositary for the account of the Underwriter, in either case against payment by the Underwriter of the purchase price to or upon the order of the Company in immediately available funds, unless otherwise specified in the applicable Schedule. Certificated Securities shall be registered in such names and in such denominations as the Underwriter may request at least one full business day prior to the applicable Closing Date. The Company will have Certificated Securities available for inspection, checking and packaging by the Underwriter in the city in which delivery and payment is to occur, not later than 2 p.m. Eastern Time, on the business day prior to the applicable Closing Date.

     SECTION 3.   COVENANTS OF THE COMPANY.

               The Company covenants and agrees:


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     (a)  To furnish promptly to each Underwriter a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, and a copy of each Prospectus with respect to the Securities filed with the Commission, including all supplements thereto and all documents incorporated therein by reference, and all consents and exhibits filed therewith. The Registration Statement and each amendment thereto so furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (b) To deliver promptly to each Underwriter such number of the following documents as each Underwriter may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratios of earnings to fixed charges, the Indenture and this Agreement), (ii) each Preliminary Prospectus, Basic Prospectus and Prospectus with respect to the Securities, and (iii) any documents incorporated by reference in any Prospectus with respect to the Securities (excluding exhibits).

     (c) To file with the Commission, during any period in which any Prospectus is required by law to be delivered in connection with sales of the Securities, any amendment or supplement to the Registration Statement or any Prospectus that is required by the Act or the Rules and Regulations, and all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (d) Prior to filing with the Commission during any period in which the Prospectus is required by law to be delivered in connection with sales of Securities (i) any amendment or supplement to the Registration Statement, (ii) any Prospectus or any amendment or supplement thereto, or
(iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to each Underwriter and its counsel and, between the date of delivery of any Schedule and prior to the applicable Closing Date, not to file any such document to which the purchasing Underwriter reasonably objects.

     (e) To advise each Underwriter promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of the occurrence of any event which causes the Registration Statement or any Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (vi) any change in the rating assigned by any nationally recognized statistical rating organization ("NRSRO") to the Program or any debt securities (including the Securities) of the Company, or the public announcement by any NRSRO that it has under surveillance or


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review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any NRSRO of its rating of the Program or any such debt securities.

     (f) If, during any period in which the Prospectus is required by law to be delivered in connection with sales of the Securities, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (g) To make generally available to its security holders, as soon as practicable but in no event later than 90 days after the end of the twelve-month period identified below, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act or the Rules and Regulations) covering the twelve-month period beginning not later than the first day of the fiscal quarter next following the latest date which (i) under Section 11(a) of the Act and the Rules and Regulations is an effective date of the Registration Statement for purposes of said
Section 11(a), and (ii) is not later than the sale of all the Securities.

     (h) So long as any of the Securities are outstanding, to furnish to each Underwriter not later than the time the Company makes the same generally available to others, copies of all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (i) To endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as we may agree upon and to maintain such qualifications in effect for as long as may be reasonably required for the distribution of the Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

     (j) If provided in the Schedule, between the date of such Schedule and the Settlement Date with respect to such Schedule, the Company will not offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to such Schedule and commercial paper for other short-term debt with an original maturity of 270 days or less in the ordinary course of business) without such Underwriter's prior consent.

     (k) The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus.

     SECTION 4.  PAYMENT OF EXPENSES.

     The Company will pay (i) the costs incident to its authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any


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document and any amendments and exhibits thereto required to be filed by the
Company under the Exchange Act, (iv) the costs of furnishing to the Underwriters copies of the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, Basic Prospectus or Prospectus, any supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee and its counsel, (vi) the cost of any filings with the National Association of Securities Dealers, Inc., in respect of the Securities, (vii) the fees and disbursements of counsel to the Company, (viii) any fees payable to rating agencies in connection with the rating of the Securities, (ix) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this Agreement and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees and expenses of counsel for the Underwriters in connection therewith), and (x) all other costs and expenses incident to the Company's performance of its obligations under this Agreement.

     In addition, the Company agrees to pay the reasonable fees and disbursements of Brown & Wood LLP, counsel for the Underwriters in connection with the sale of the Securities.

     SECTION 5.   CONDITIONS OF OBLIGATIONS.

     The obligations of an Underwriter to purchase the Securities identified on a Schedule will be subject to the continued accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no order shall have been issued by the Commission suspending or preventing the use of any Prospectus, and no proceedings for such purpose shall be pending before or threatened by the Commission.

     (b) On or prior to the applicable Closing Date, the purchasing Underwriter shall have been furnished such documents, certificates, accountants' letters and opinions as it may reasonably request for the purpose of enabling it or its counsel to determine the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

     (c) At each Closing Date, the purchasing Underwriter shall have received a certificate, dated such Closing Date, of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that, to the best of such officer's knowledge, the conditions set forth in subsections (a) and (d) of this Section 5 have been satisfied, and as to the continued accuracy of the representations and warranties of the Company set forth herein.

     (d) No order suspending the sale of the Securities in any jurisdiction designated pursuant to subsection 3(i) hereof shall have been issued, and no proceeding for that purpose


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shall have been instituted or, to the knowledge of the purchasing Underwriter or the Company, shall be contemplated.

     (e) Subsequent to the date of the applicable Schedule and on or prior to the applicable Closing Date, there shall not have occurred (i) since the date of such Schedule or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) any material adverse change in the financial markets in the United States or, if such Securities are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Underwriter(s), impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) any suspension by the Commission or a national securities exchange of trading in any securities of the Company, or suspension or material limitation of trading generally on either the American Stock Exchange or the New York Stock Exchange, or the fixing of minimum or maximum prices for trading, or the requirement of maximum ranges for prices for securities by either of said exchanges or by order of the Commission or any other governmental authority, or a banking moratorium declared by either Federal or New York authorities, or a declaration of a banking moratorium by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or (iv) a lowering of the rating assigned by any NRSRO to any debt securities of the Company as of the date of any applicable Schedule since that date, or a public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) any facts coming to such Underwriter's attention that would cause such Underwriter to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (f) At the applicable Closing Date, the purchasing Underwriter shall have received an opinion of counsel, dated such Closing Date, to the effect specified in Section 6(f) hereof.

     SECTION 6.   EVIDENCE OF COMPLIANCE.

     (a) On the date of its execution of this Agreement, each Underwriter has received the opinion, dated as of the delivery date thereof, of Bruce N. Holliday, Assistant General Counsel of PACCAR and counsel for the Company, in form and substance reasonably satisfactory to such Underwriter and its counsel, to the effect that:

          (i) PACCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington.


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          (ii)    The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

          (iii) The Company is duly qualified and in good standing as a foreign corporation to transact business in each jurisdiction in which the failure so to qualify and be in good standing would materially adversely affect its business or financial condition.

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance except as described in the Prospectus.

          (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.

          (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles).

          (vii) The Securities are in a form contemplated by the Indenture and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditor's rights generally or by general equity principles).

          (viii) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company which would affect the subject matter of this Agreement or which is required to be disclosed in the Prospectus and is not disclosed and correctly summarized therein.

          (ix) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act.

          (x) To the best of such counsel's knowledge after due inquiry, the Company is not in violation of its corporate charter or bylaws, or in default under any material agreement,


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


     indenture or instrument, the effect of which violation or default would be material to the Company.

          (xi) The execution, delivery and performance of this Agreement, and compliance by the Company with the provisions of the Securities and the Indenture, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, after due inquiry, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would be material to the Company; and, except as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement, the failure to obtain which consent, authorization or order or make which filing or registration would be material to the Company.

          (xii) The Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, to the knowledge of such counsel after due inquiry, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) At the date of its execution of this Agreement, each Underwriter has received the opinion, dated as of the date of delivery thereof, of Perkins Coie LLP, counsel for the Company (or at the option of the Company, of Bruce N. Holliday), in form and substance reasonably satisfactory to such Underwriter and its counsel, to the effect that:

          (i) The descriptions of the Securities and the Indenture in the Registration Statement and each Prospectus fairly present the information required with respect thereto by Form S-3 in all material respects.

          (ii) The Indenture is qualified under, and complies in all material respects as to form with, the Trust Indenture Act.

          (iii) The Registration Statement has become effective under the Act; and, to the knowledge of such counsel no stop order suspending its effectiveness has been issued, and no proceeding for that purpose is pending or threatened by the Commission, no order of the Commission directed to any document incorporated by reference in any Prospectus has been issued and there are no proceedings of the Commission pending or threatened challenging the accuracy or adequacy of any such document.

          (iv) The Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, to the knowledge of such counsel after due inquiry, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) The Company has furnished to each Underwriter a letter of Ernst & Young LLP, addressed to the Underwriters and dated the date hereof, confirming that they are independent auditors within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating certain conclusions and findings with respect to financial information concerning the Company, all as more fully set forth in the letter, as of the date of the letter, or as to certain items specified therein as of a date not more than three days prior to such date.

     (d) Each execution and delivery by the Company of a Schedule for the purchase of Purchased Securities shall be deemed to be an affirmation to the purchasing Underwriter that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Underwriter pursuant hereto are true and correct at the date of such Schedule as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (e) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or a supplement in the form previously furnished to the Underwriters reflecting the price and underwriting discount applicable to a particular issue of Securities or similar changes) or the Company files with the Commission any document incorporated by reference into the Prospectus, the Company shall furnish or cause to be furnished to each Underwriter promptly a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that the representations and warranties of the Company herein are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time).

     (f) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or a supplement in the form previously furnished to the Underwriters reflecting the price and underwriting discount applicable to a particular issue of securities or similar changes), the Company shall cause to be furnished promptly to each Underwriter and its counsel the written opinion or opinions of Bruce N. Holliday, and/or, at the option of the Company, of Perkins Coie LLP, dated the date of delivery of such opinion or opinions, of the same tenor as the opinions referred to in Sections 6(a) and 6(b) hereof, but modified as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or opinions; provided, however, that in lieu of such opinion or opinions, counsel may furnish the Underwriters with a letter to the effect that they may rely on a prior opinion of such counsel which was to the same effect as the opinion in lieu of which such letter is given to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     (g) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, the Company shall cause Ernst & Young LLP promptly to furnish each Underwriter a letter, dated the date of filing of such amendment, supplement or document with the Commission, in form satisfactory to each Underwriter, of the same tenor as the letter referred to in Section 6(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of an Underwriter, should be covered by such letter.

All opinions, letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Brown & Wood LLP, counsel to the Underwriters. Any opinion, certificate, accountants' letter or other document to be delivered to an Underwriter hereunder may be addressed and delivered in multiple counterparts to the several Underwriters appointed by the Company in connection with the offering of the Securities.

     SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Underwriter and each such controlling person for any legal and other expenses reasonably incurred, as they are incurred, by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for inclusion therein; and provided, further, that as to any Preliminary Prospectus or Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the then current version of the Prospectus to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such earlier Preliminary Prospectus or Prospectus was corrected in such later Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(b) or 3(d) hereof. For purposes of the second proviso to the immediately preceding sentence, no Underwriter shall be obligated to send or give any document incorporated by reference or any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus to any person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any controlling person.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred, as they are incurred, by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ a separate counsel and one local counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section if, in the reasonable judgment of the indemnified party, it is advisable for such indemnified party to be represented by separate counsel, but the fees and expenses of such counsel or such local counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or additional or different defenses such that the counsel retained by the indemnifying party to defend the indemnified party in such action cannot adequately represent the interests of the indemnified party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expense of such separate counsel shall be paid by the indemnifying party.
 An indemnifying party shall not be liable for any claim or action settled without its consent.

     (d) If the indemnification provided for in this Section shall for any reason (other than as specified herein) be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party from the offering of the Securities, the relative fault of the indemnified party and the indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Underwriter on the other with respect to an offering shall be determined in light of the relation of the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company to the total commissions received by such Underwriter with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities were offered by it to the public exceeds the amount of any damages which it shall have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                  DELIVERY.

     All representations and warranties of the Company and the Underwriters contained in this Agreement, or contained in certificates of officers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination of this Agreement or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, and shall survive each delivery of and payment for any of Purchased Securities.

     SECTION 9.   TERMINATION.

     If the Company shall fail to tender the Purchased Securities for delivery to the purchasing Underwriter for any reason permitted under this Agreement, or if such Underwriter shall decline to purchase the Purchased Securities for any reason permitted under this Agreement, the Company shall reimburse such Underwriter for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by it in connection with the proposed purchase of Purchased Securities, and upon demand the Company shall pay the full amount thereof to such Underwriter.

     This Agreement shall terminate when all the Securities have been sold and the purchase price therefor has been paid. This Agreement may be terminated as to any Underwriter (except with respect to Securities as to which a Schedule has been executed) for any reason, at any time, by either the Company or such Underwriter, upon the giving of one day's written or telegraphic notice of such termination to the other. The provisions of Sections 3(g), 4, 7, 8 and 13 shall survive any such termination.

     SECTION 10.  AGREEMENTS OF UNDERWRITERS.

     Each Underwriter severally represents, warrants and agrees that:

     (a) It has received a copy of the form of Prospectus the Company proposes to mail for filing with the Commission with respect to the Securities and it will be purchasing the Securities (subject to the conditions hereof) for sale as described therein.

     (b) It shall not offer to sell, sell or solicit offers to buy the Securities to or from any person in any state or jurisdiction otherwise than in conformity with the Blue Sky Memorandum referred to in Section 4.

     SECTION 11.  NOTICES.

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth below their respective signatures hereto. Notices to the Company shall be directed to it as follows: PACCAR Financial Corp., 777 106th Avenue N.E., Bellevue, Washington 98004, attention: Treasurer.

     SECTION 12.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  OTHER.

     The Company has reserved the right to appoint one or more additional Underwriters with respect to sale of Securities. The appointment of additional Underwriters may be effected by the Company's addition of the name and address of such Underwriter to the signature page of a counterpart of this Agreement and the execution of such counterpart of this Agreement by such Underwriter. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument. Additional terms and conditions may be set forth on one or more Schedules.

     Please indicate your acceptance hereof in the space provided for that purpose below.

                                 Very truly yours,

                                 PACCAR Financial Corp.


                                 By ___________________________



___________________________

By: _______________________

Title:

Dated:


          Address:

          Attention:
          Telephone:
          Fax:

     Exhibit A


     Schedule to Underwriting Agreement of PACCAR Financial Corp.
     With Respect to Medium Term Notes, Series I ("Securities")


Date of Schedule:

Name of Underwriter:

Securities to be purchased:

     Maturity:

     Principal amount:

     Purchase price (include accrued
       interest or amortization if
       applicable):

     Redemption/repayment terms and conditions, if any:

     Price to public:

     Interest:

     Rate if fixed rate:

     Terms if floating rate*:

          Interest Rate Basis or Bases:
          If LIBOR:
/ /                 LIBOR Reuters:
/ /                 LIBOR Telerate:
               Index Currency:
          If CMT Rate:
               Designated CMT Telerate Page:
               Designated CMT Maturity Index:
          Initial Interest Rate:
          Initial Interest Reset Date:
          Spread or Spread Multiplier, if any:
          Interest Rate Reset Date(s):
          Index Maturity:
          Maximum Interest Rate, if any:
          Minimum Interest Rate, if any:
          Interest Rate Reset Period:

          Interest Payment Period:
          Interest Payment Date(s):
          Interest Determination Date(s):
          Calculation Date:
          Calculation Agent:

Specified currency, currency payment option and authorized denominations, if other than U.S. dollars:

Exchange Rate Agent:

Closing Date, time and location:


Additional terms and conditions:

* The listed terms are as used in the most recent prospectus supplement to the Basic Prospectus.

          The terms of the Underwriting Agreement dated September __, 1998, between PACCAR Financial Corp. and the undersigned Underwriter are incorporated herein by reference.


[NAME OF UNDERWRITER]              PACCAR Financial Corp.

By ________________________        By ________________________